Exhibit T3A-6

CERTIFICATE OF INCORPORATION.

THIS IS TO CERTIFY, that the subscribers, Frank W. Waterman, Samuel W. Tsohudi and J. Leonard Roffman, Jr., being all of full age, all residing in the City of Baltimore, and all citizens of the State of Maryland, do hereby associate themselves with the intention of forming a corporation under and by virtue of the General Laws of this State authorizing the formation of corporation.

1. The name of said corporation is “The Chesapeake Paperboard Company”.

2. The purposes for which and for any of which the corporation is formed and the business and objects to be carried on and promoted by it are as follows: To manufacture, purchase, sell and otherwise deal in paper and fibre board of every description, and the finished or other products manufactured or made from paper and paper or fibre board; and generally to manufacture stocks, wares, and merchandise of all kinds and descriptions and any and all parts thereof.

3. The principal office of said corporation in this State will be located in the City of Baltimore.

4. The total amount of capital stock of said corporation is twenty five thousand dollars divided into twenty five hundred (2500) shares of the par value of ten dollars ($10.00) each.

5. The said corporation shall have five (5) directors and that Frank W. Waterman, Samuel W. Tsohudi, James E. Smith, Henry B. Wilcox and John H. Dow, all of whom are citizens of the State of Maryland and actually reside therein, shall set as such for the first year or until their successors are duly chosen and qualified.

IN WITNESS WHEREOF, we have hereunto set our hands this 24th day of February, in the year nineteen hundred and fourteen.

Witness:

H.B. Wilcox	Frank W. Waterman
As to all three signatures.	Samuel W. Tsohudi
J.E. Smith	J. Leonard Hoffman, Jr.

RESOLUTION of “THE CHESAPEAKE PAPER BOARD COMPANY.

Articles of Amendment.

THIS IS TO CERTIFY: (1) That at a meeting of the directors of The Chesapeake Paper Board Company, a corporation existing under the laws of the State of Maryland, held at the office of the Merchants Mechanics First National Bank, in Baltimore City, Maryland on January 3rd, 1917, legal notice of the said meeting having been waived in writing by all of the directors, and all of the directors of said Company being present in person, it was unanimously

RESOLVED, that it is advisable to amend the Company’s charter by increasing the authorized capital stock from twenty-five thousand dollars ($25,000) to one hundred thousand dollars ($100,000) that is, from twenty-five hundred (2500) shares of common stock of the par value of ten dollars ($10.00) per share to ten thousand (10,000) shares of common stock of the par value of ten dollars ($10.00) per share each, making a total increase of seventy five hundred (7500) shares, of the par value of seventy five thousand dollars ($75,000) and that a meeting of the stockholders of the said Chesapeake Paper Board Company be called to set upon the said proposed amendment.

(2) That at a meeting of the stockholders held subsequent to the meeting of the board of directors, duly called in pursuance of said resolution of the board of directors at which meeting of the stockholders the entire outstanding capital stock of the Company was represented, and of which meeting all of said stockholders in writing waived notice of said meeting, the aforesaid recommendation of the board of directors was voted upon and unanimously adopted and the execution of these articles authorized, increasing the authorized capital stock of The Chesapeake Paper Board Company from twenty five thousand dollars ($25,000) to one hundred thousand dollars ($100,000); that is from twenty five hundred (2500) shares of the common stock of the par value of ten dollars ($10.00) per shares, to ten thousand (10,000) shares of common stock of the par value of ten dollars ($10.00) per share.

(3) That the amount of outstanding stock heretofore authorized is twenty five hundred (2500) shares of common stock of the par value of ten dollars ($10.00) each.

(4) That two thousand (2,000) shares of the twenty five hundred (2500) shares of the par value of ten dollars ($10.00) each heretofore authorized, have been issued, that five hundred (500) shares of the stock heretofore authorized have never been issued that all of the stock heretofore authorized and all of the stock heretofore issued and hereby provided for, in common stock, with unrestricted vesting power, and that such stock has heretofore been, or is hereby authorized.

(5) That the additional authorized stock hereby provided to be issued, consists of seventy five hundred (7500) shares of common stock of the par value of ten dollars ($10.00) per share shall being of one class and of the same class as the stock of the Company heretofore as authorized.

IN TESTIMONY WHEREOF, these articles of Amendment are in the name and on behalf of said corporation subscribed by James E. Smith, the president of The Chesapeake Paper Board Company, of Baltimore, Maryland, this the 3rd day of January, 1917, and the corporate seal hereunto affixed, duly attended by the Secretary of the corporation.

The Chesapeake Paper Board Company.

By	J. E. Smith, President

Articles of Amendment of “THE CHESAPEAKE PAPERBOARD COMPANY”.

THE CHESAPEAKE PAPERBOARD COMPANY

ARTICLES OF AMENDMENT.

THIS IS TO CERTIFY:

FIRST: That the Board of Directors of the Chesapeake Paperboard Company, a Maryland corporation having its principal office in Baltimore, Maryland, at a meeting duly called and held on the 27th day of June, 1922, adopted the following resolutions, by an affirmative vote of the entire Board:

BE IT RESOLVED, that this Board recommend to the stockholders of the Company that its Amended Certificate of Incorporation be amended by substituting for Paragraphs (3), (4), and (5) of the Articles of Amendment of said Certificate of Incorporation filed with the State Tax Commission on the 17th day of January, 1917, which read as follows:

“3. - That the amount of outstanding stock heretofore authorized is twenty five hundred shares of common stock of the par value of Ten dollars each.

4. - That two thousand shares of the twenty five hundred shares of the par value of Ten dollars each heretofore authorized had been issued, that 300 shares of the stock heretofore authorized has never been issued; that all of the stock heretofore authorized and all of the stock heretofore issued and hereby provided for is common stock with unrestricted voting power and that no preferred stock has heretofore or is hereby authorized.

5. - That the additional authorized stock hereby provided to be issued consists of seventy five hundred shares of common stock of the par value of Ten dollars per share, all being of one class and of the same class as the stock of the Company heretofore authorized.” the following:

“The total amount of said capital stock is Five thousand shares, divided into Fifteen hundred shares of the par value of One hundred dollars per share each of preferred stock, amounting to One hundred and fifty thousand dollars, and Thirty five hundred shares of stock of no par value to be known as common or non par value stock.

(a) The holders of the preferred stock shall be entitled to receive, when and as declared by the Board of Directors, out of the net earnings of the Company annual dividends at the rate of Seven per cent per annum and no more upon dates to be fixed by the By-laws, or by the Board of Directors, before any dividend shall be declared or paid or set apart for the common or non par value stock. The dividend provided to be declared and paid upon the preferred stock shall be cumulative so that if in any year a dividend amounting to Seven per cent per annum shall not have been paid thereon the deficiency shall be paid before dividend shall be thereafter declared or paid upon the common or non par value stock.

(b) The preferred stock may be redeemed in whole or in part at the option of the Company or any dividend paying late if the Board of Directors sees it advisable to do so after five years from the date of the issuance of the preferred stock and shall by resolution of the Board of Directors determine to make such redemption by the payment to the holders of the preferred stock of the sum of One hundred and ten dollars per share in cash together with all accumulated and unpaid dividends thereon. In case of the redemption at any time of less than the total amount of outstanding preferred stock the same shall be made pro rata among the holders of the preferred stock. Notice of the election of the corporation to redeem any of said stock shall be given to the holders thereof by publication in one or more daily newspapers of general circulation in the City of Baltimore, State of Maryland, such notice to be given at least thirty days prior to the date fixed for redemption. After such notice shall have been given and a fund provided for the redemption of any of said stock all dividends on the preferred stock so called for redemption excepting those accumulated and unpaid at the date fixed for redemption shall cease from and after such date.

(c) In the event of liquidation or dissolution of the corporation whether voluntary or involuntary the holders of the preferred stock shall be entitled to be paid in full both the par amount of their shares and all dividends accumulated and unpaid thereon before any amount shall be paid to the holders of the common or non par value stock, and after payment to the holders of the preferred stock of the par value and all dividends accumulated and unpaid thereof the remaining assets and funds of the Corporation shall be paid to the holders of the common or non par value stock according to their respective shares.

(d) The authorized amount of the preferred stock shall not be increased, nor shall any stock having preference or priority over, or equality with the preferred stock, either in assets or otherwise, be authorized or issued by the Company unless it be authorized by vote in person or by proxy, by two thirds in amount of all the preferred stockholders of the Company issued and outstanding at a meeting of such stockholders duly called by the Board of Directors for that purpose, notice of such meeting having been given in accordance with the laws of the State of Maryland. No mortgage or bonded indebtedness shall be created by the Company unless it be authorized by vote in person or by proxy of two-thirds in amount of all the preferred stockholders and by a majority in amount of all of the common or non par value stockholders of the Company issued and outstanding at a costing of such stockholders duly called by the Board of Directors for that purpose, notice of such meeting having been given in accordance with the laws of the State of Maryland. Provided, however, that the Board of Directors shall have power, without any consent at any time or times, to authorize the execution and delivery of any notes or bonds given for the deferred installments of the purchase prior of property and secured by mortgage or deed of trust on the property purchased by the Company, or to assume any mortgage or other indebtedness existing on any property purchased or acquired by the Company.

(e) The common or non par value stock shall have exclusive voting powers except as herein provided; should the annual dividends to be paid upon the preferred stock be not paid for a period of two consecutive years, then in that event, the preferred stock shall have equal voting powers with the common or non par value stock, share and share alike until the dividend in arrears upon the preferred stock have been paid.

And that a meeting of the stockholders be called on the 27th day of June, 1922, to take action upon said advised amendment.

SECOND, that a meeting of the stockholders of the Company called by the Board of Directors as aforesaid was held on the 27th day of June, 1922, pursuant to written waiver of notice duly given and filed with the records of the corporation and at said meeting the stockholders by the affirmative vote of all of the shares of the common stock outstanding and entitled to vote being the only stock issued by this Company duly adopted the resolution recommending the amendment to the Certificate of incorporation advised by the Board of Directors as aforesaid.

THIRD, (a) That the amount of the stock heretofore authorized is Ten thousand shares of which Nine thousand shares of the par value of Ten dollars is common stock issued and outstanding;

(b) That the amount of stock hereby authorized to be issued is five thousand shares of which Fifteen hundred shares of the par value of one hundred dollars each is preferred stock and thirty five hundred shares, without par value is common stock;

(c) That the preferences, voting powers, restrictions and qualifications of the newly authorized preferred stock and of the newly authorized common or non par value stock are as set forth in this Amendment to the Amended Certificate of incorporation.

FOURTH, that the Board of Directors passed a resolution by the affirmative vote of the entire Board that it is the opinion of the Board that it is for the best interest of the Company that the newly authorized capital stock be sold in units of five shares of preferred and one share of common or non par value stock for Five hundred and twenty five dollars per unit, cash to be received by the Company.

FIFTH, That ten thousand shares of common stock with a par value of Ten dollars per share heretofore authorized to be issued, Nine thousand shares of which has been issued and paid for, is hereby reclassified into common stock without par value and the said thirty five hundred shares of common stock of no par value shall be and constitute all of the common stock of no par value authorized by this Amendment.

IN WITNESS WHEREOF The Chesapeake Paperboard Company has caused these presents to be signed in its corporate name by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 29th day of June, 1922.

THE CHESAPEAKE PAPER BOARD COMPANY

BY	J. E. Smith
President

THE CHESAPEAKE PAPERBOARD COMPANY

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY:

FIRST: That the Board of Directors of The Chesapeake Paperboard Company, a Maryland corporation having its principal office in the City of Baltimore, Maryland, at a meeting duly called and held on the 25th day of June, 1925, at five o’clock P.M. adopted the following preambles and resolution by an affirmative vote of the entire Board.

“WHEREAS this Company was incorporated under the laws of the State of Maryland on the 26th day of February, 1914, with an authorized capital of twenty five thousand dollars, divided into twenty five hundred shares of the par value of ten dollars each; and

WHEREAS on January 13, 1917, the Certificate of Incorporation of this Company by Articles of Amendment duly filed with and approved by the State Tax Commission on Maryland was amended and the said authorized capital stock increased from twenty five thousand dollars to one hundred thousand dollars, that is, from twenty five hundred shares of common stock of the par value of ten dollars per share to ten thousand shares of common stock of the par value of ten dollars per share, making a total increase of seventy five hundred shares of the par value of seventy five thousand dollars; and

WHEREAS on the 30th day of June, 1922, the said Amended Certificate of Incorporation of this Company was by Articles of Amendment duly filed with and approved by the State Tax Commission of Maryland further amended by changing the authorized capital stock from one hundred thousand dollars, consisting of ten thousand shares of common stock of the par value of ten dollars per share, to five thousand shares divided into fifteen hundred shares of the par value of one hundred dollars per share of preferred stock, amounting to one hundred and fifty thousand dollars, and thirty five hundred shares of stock of no par value to be known as common stock.

NOW, THEREFORE, BE IT RESOLVED that this Board recommend to the stockholders of the Company that the Amended Certificate of Incorporation be further amended by substituting for said paragraphs (3), (4) and (5) of the Articles of Amendment of said Certificate of Incorporation filed with and approved by the State Tax Commission of Maryland on June 30, 1922, the following:

“The total amount of capital stock is five thousand and five hundred shares, divided into two thousand shares of the par value of one hundred dollars per share of preferred stock, amounting to two hundred thousand dollars and thirty five hundred shares of stock of no par value to be known as common stock.

(a) The holders of the preferred stock shall be entitled to receive, when it is declared by the Board of Directors, out of the net earnings of the Company annual dividends at the rate of seven per cent per annum and no more upon dates to be fixed by the By-Laws, or by the Board of Directors, before any dividend shall be declared or paid or set apart for the common or non par value stock. The dividend provided to be declared and paid upon the preferred stock shall be cumulative so that if in any year a dividend amounting to seven per cent per annum shall not have been paid thereon the deficiency shall be paid before any dividend shall be thereafter declared or paid upon the common or non par value stock.

(b) The preferred stock may be redeemed in whole or in part at the option of the Company on any dividend paying date if the Board of Directors deem it advisable to do so after five years from the date of the issuance of the preferred stock and shall by resolution of the Board of Directors determine to make such redemption by the payment to the holders of the preferred stock of the sum of one hundred and ten dollars per share in cash together with all accumulated and unpaid dividends thereon. In case of the redemption at any time of less than the total amount of outstanding preferred stock the same shall be made pro rata among the holders of the preferred stock. Notice of the election of the corporation to redeem any of said stock shall be given to the holders thereof by publication in one or more daily newspapers of general circulation in the City of Baltimore, State of Maryland, such notice to be given at least thirty days prior to the date fixed for redemption. After such notice shall have been given and a fund provided for the redemption of any of said stock all dividends on the preferred stock so called for redemption excepting those accumulated and unpaid at the date fixed for redemption shall cease from and after such date.

(c) In the event of liquidation or dissolution of the corporation whether voluntary or involuntary the holders of the preferred stock shall be entitled to be paid in full both the par amount of their shares and all dividends accumulated and unpaid thereon before any amount shall be paid to the holders of the common or non par value stock, and after payment to the holders of the preferred stock of the par value and all dividends accumulated and unpaid thereon the remaining assets and funds of the corporation shall be paid to the holders of the common or non par value stock according to their respective shares.

(d) The authorized amount of the preferred stock shall not be increased, nor shall any stock having preferences or priority over, or equality with the preferred stock, either in assets or otherwise, be authorized or issued by the Company unless it be authorized by vote in person or by proxy, by two thirds in amount of all preferred stockholders of the Company issued and outstanding at a meeting of such stockholders duly called by the Board of Directors for that purpose, notice of such meeting having been given in accordance with the laws of the State of Maryland. No mortgage or obligation of indebtedness shall be created by the Company unless it be authorized by vote in person by proxy of two thirds in amount of all the preferred stockholders and by a majority in amount of all of the common or non par value of stockholders of the Company issued and outstanding at a meeting of such stockholders duly called by the Board of Directors for that purpose, notice of such meeting having been given in accordance with the laws of the State of Maryland. Provided, however, that the Board of Directors shall have power, without any consent at any time or times, to authorize the execution and delivery of any notes, or bonds given for the deferred installments of the purchase price of property and secured by mortgage or deed of trust on the property of the Company, or to assume any mortgage or other indebtedness existing on any property purchased or acquired by the Company.

(e) The common or non par value stock shall have exclusive voting powers except as herein provided; should the annual dividends to be paid upon the preferred stock be not paid for a period of two consecutive years, then in that event the preferred stock shall have equal voting powers with the common or non par value stock, share and share alike until the dividends in arrears upon the preferred stock have been paid.

AND BE IT FURTHER RESOLVED that in the opinion of this Board it is for the best interests of the Company that the newly authorized capital stock be sold in units of five shares of preferred stock and one share of common stock of no par value for five hundred and twenty five dollars per unit, cash to be received by the Company.

AND BE IT FURTHER RESOLVED that a meeting of the stockholders be called on the 15th day of July, 1925, to take action upon said advised amendment.

SECOND: That a meeting of the stockholders of the Company called by the Board of Directors as aforesaid was held on the 15th day of July, 1925, at four o’clock P.M., at the principal office of the Company in Baltimore, Maryland, notice of the time, place and purpose of said meeting having been given in writing to each stockholder of record on the 30th day of June, 1925, pursuant to Section 15, Article 23 of the Laws of Maryland relating to business corporations, a copy of said notice being filed with the records of the Corporation, that at said meeting the stockholders by the affirmative vote of twelve hundred shares of preferred stock and thirty four hundred and forty shares of common stock without par value, being more than two-thirds each of the preferred and common stock of the Company issued, outstanding and entitled to vote, duly adopted the resolution recommending the amendment to the Certificate of Incorporation advised by the Board of Directors as aforesaid.

THIRD: (a) That the amount of stock heretofore authorized is thirty five hundred shares of common stock of no par value, of which thirty four hundred and eighty five shares are issued and outstanding, and fifteen hundred share of preferred stock of the par value of one hundred dollars per share, of which fourteen hundred and twenty five shares are issued and outstanding.

(b) That the amount of additional stock hereby restrictions and qualifications shares of preferred stock of the par value of the hundred dollars per share, amounting to fifty thousand dollars.

(c) That the preferences, voting powers, authorized be five hundred of the newly authorized preferred stock (namely five hundred shares of the par value of the hundred dollars per share) are fully set forth in this amendment to the Amended Certificate of Incorporation.

FOURTH: That at the aforesaid meeting of stockholders of the Company held on July 15, 1925, at four o’clock P. M. at the principal office of the Company in Baltimore, Maryland, the following resolution was adopted by the affirmative vote of twelve hundred shares of preferred stock and thirty four hundred and forty shares common stock without par value, being more than two-thirds each of the preferred and common stock of the Company issued, outstanding and entitled to vote.

RESOLVED that the Board of Directors be and the same are hereby authorized to sell five hundred shares additional authorized preferred stock of this Company, together with its common or non par value stock for cash to be received by the Company in units of five shares of preferred stock and one share of common stock of no par value for five hundred and twenty five dollars per unit.

IN WITNESS WHEREOF The Chesapeake Paperboard Company has caused these presents to be signed in its corporate name by its President and its corporate seal to be hereunto to affixed and attested by its Secretary on its 30th day of July, 1925.

Attest:	THE CHESAPEAKE PAPERBOARD COMPANY

W.W. Kerner	By:	J.E. Smith
Secretary		President

THE CHESAPEAKE PAPERBOARD COMPANY

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY:

FIRST: That the Board of Directors of The Chesapeake Paperboard Company Maryland corporation having its principal office in the City of Baltimore, State of Maryland, at a meeting duly called and held on June 19th, 1926, adopted the following resolutions:

“RESOLVED that it is advisable to amend the charter of the Corporation and the various amendments thereto by striking out those portions of the certificate of incorporation and the various amendments thereto which provide for an authorized capital stock of two thousand shares of seven per cent cumulative preferred stock of the par value of $100 each and thirty five hundred shares of common stock of no par value, and inserting in lieu thereof the necessary provisions whereby the authorized capital stock of the Corporation shall be increased to six thousand shares of seven per cent cumulative preferred stock of the par value of $100. each, and ten thousand five hundred shares of common stock of no par value, the terms, conditions and classifications of the two classes of stock remaining unchanged.

“RESOLVED FURTHER that a meeting of the stockholders of the Corporation to take action upon the amendment advised as aforesaid be and the same is hereby called to convene at 22 Light Street, Baltimore, Maryland on Friday, July 2nd, 1926, at four o’ clock P. M.”

SECOND: That the meeting of stockholders of the Corporation, called by the Board of Directors of the Corporation as aforesaid and duly warned in the manner provided by law, was held on Friday, July 2nd, 1926, and at said meeting the stockholders by the affirmative vote of more than two-thirds of the shares of each class of stock outstanding and entitled to vote, duly adopted the amendment of the charter of the Corporation advised by the Board of Directors as aforesaid.

THIRD: (a) That the amount of stock heretofore authorized is fifty five hundred shares, of which two thousand shares of the par value of $100, each are preferred stock and thirty five hundred shares without par value are common stock.

(b) That the amount of additional stock hereby authorized is eleven thousand shares, of which four thousand shares of the par value of $100, each are preferred stock and seven thousand shares without par value are common stock.

(c) That the preferences voting powers, restrictions and qualifications of the newly authorized preferred stock and/of the newly authorized common stock as set forth in the charter and various amendments thereto in respect of the preferred stock and the common stock heretofore authorized such preferences, voting powers, restrictions and qualifications remaining as heretofore.

IN WITNESS WHEREOF The Chesapeake Paperboard Company has caused these presents to be signed in its name by its President and its corporate seal to be hereto affixed and attested by its Secretary on the 12th day of July, 1926.

Corporate Seal	THE CHESAPEAKE PAPERBOARD COMPANY

Attest:	By

W. W. Kerner	J. E. Smith
Secretary	President

THE CHESAPEAKE PAPERBOARD COMPANY

ARTICLES OF AMENDMENTS AND REDUCTION

THIS IS TO CERTIFY THAT:

First: That the Charter of The Chesapeake Paperboard Company, a Maryland Corporation, having its principal office in the City of Baltimore, Maryland (herein after called the “Corporation”) is hereby amended by striking out of the Certificate of Incorporation filed for record in the office of the State Tax Commission of Maryland on February 26, 1914 (as amended by Articles of Amendment received for record by the State Tax Commission on January 13, 1917, on June 30, 1922, On July 31, 1935, and on July 23, 1926) all of the provisions thereof, except paragraphs numbered 1, 2, 3, and 5 of the original Certificate of Incorporation, and inserting in lieu thereof the following.

Second. The total amount of the authorized capital stock of the Corporation is Twenty-two Thousand and Seventy-seven (22,077) shares, of which Seven Thousand and Seventy-seven (7,077) shares of the par value of Fifty Dollars ($50.00) as are Preferred Stock, and Fifteen Thousand (15,000) shares without par value are common stock

“The preferences, voting powers, restrictions and justifications of each class of stock are as follows:

PREFERRED-STOCK

(a) Dividends. The holders of the Preferred Stock shall be entitled and as declared by the Board of Directors out of the net earnings of the Corporation, dividends at the rate of [ILLEGIBLE] per annum upon the par value thereof payable semi-annually, before any dividends shall be distributed, paid or set aside for the common stock. Such dividends shall be [ILLEGIBLE].

“(b) preferences upon liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary holders’ of the Preferred Stock shall be entitled to be paid in full the par value of the their shares plus all dividends declared and unpaid thereon before any distribution to the holder of the Common Stock. A consolidation or merger of the corporation with another or corporations shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this clause.

“(c) Voting rights. Except as otherwise provided by law, the holders of the Preferred Stock shall not be entitled to vote under any circumstances or in connection with any action taken by the Corporation.

“(d) Redemption. At the option of the Board of Directors, all or any part of the Preferred Stock outstanding at any time may be to redeemed at any of the perspective dates fixed for the payment of dividends thereon at $55 per share, together with all dividends declared and unpaid thereon to the holder than thirty days previous notice given by mail to the holders of record of the Preferred Stock. In the event that less than all of the outstanding Preferred Stock is to be redeemed, the redemption shall be effected in such amount as may be prescribed by resolution of the Board of Directors. After any of the outstanding Preferred Stock shares have been called for redemption, and the holder thereof duly notified, and amounts to effect such redemption shall have been set aside by the Board of Directors and holders thereof shall have no further rights as stockholders of the Corporation, and shall be entitled only upon presentation of the certificates to receive the redemption value thereof as above set forth. Notice of redemption shall be deemed to have been given and addressed to such preferred stockholders at the addresses stated in the books of the Corporation and mailed at the City of Baltimore, Maryland.

COMMON STOCK

“(a) Dividends. After all the outstanding First Mortgage Ten Year of Sinking Fund Gold Bonds of the Corporation have been retired, or provision has been made for the payment or redemption of said bonds and the coupons thereto attached by depositing with the Trustee under the Deed of Trust securing said bonds the entire amount payable thereon, and after current dividends on the Preferred Stock for any six months period shall have been declared and paid in full, the holders of the Common Stock shall be entitled to receive out of the remaining surplus or net profits, such dividends as time to time declared by the Board of Directors, provided however that the previously paid dividend on the Common Stock, shall be set aside for the retirement of the Preferred Stock as herein above provided.

“(b) Liquidation, etc. In the event of the liquidation of the Corporation whether voluntary or involuntary the Common

Stock, after the payment of the par value of the Preferred Stock, and the payment of all dividends declared and unpaid thereon has been made, shall be entitled to share equally share for share in all remaining assets available for distribution. A consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed to be a liquidation dissolution or winding-up within the meaning of this clause.

(c) Voting rights. Each share of Common Stock shall entitle the holder of record thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

“The authorized capital of the Corporation as hereinabove fixed is hereby arrived at and accomplished as follows:”

“The total amount of the capital stock of the Corporation heretofore authorized and issued, being 15,621 shares, consisting of 5,277 shares of 7% Cumulative Preferred Stock of the par value of $100 a share, and 10,344 shares of Common Stock, is hereby reduced and reclassified into 15,621 shares, consisting of 5,277 shares of 6% Non-cumulative Preferred Stock of the par value of $50 per share, and 10,344 shares of Common Stock without par value. Certificates evidencing such stock as reduced and reclassified shall be issued in substitution for certificates for stock heretofore issued.

“The total amount of the capital stock of the Corporation heretofore authorized but unissued, being 783 shares of 7% Cumulative Preferred Stock of the par value of $100 per share and 156 shares of Common Stock without par value is hereby reduced and reclassified into 723 shares of 6% Non-cumulative Preferred Stock of the par value of $50 per share, and 156 shares of Common Stock without par value.

“The total amount of the capital stock of the Corporation heretofore authorized as hereinabove reduced and reclassified, consisting of 16,500 shares of which 6,000 shares are 6% Non-cumulative Preferred Stock of the par value of $50 per share, and 10, 500 shares are Common Stock without par value, is hereby increased to 22,077 shares of which 7, 077 shares of the par value of $50 each are Preferred Stock, and 15,000 shares without par value are Common Stock. Certificates evidencing the increased shares hereby provided for shall be issued (1) to the holders of the Corporation’s First Mortgage Ten Year 6% Sinking Fund Gold Bonds in the ratio of 3 shares of 6% Non-cumulative Preferred Stock, and 3 shares of Common Stock without par value for each $1,000 bond, and (2) to the holders of the Company’s presently outstanding Preferred Stock in the ratio of 1 share of Common Stock without par value for each 2 shares of such outstanding Preferred Stock.

“The Board of Directors of the Corporation is hereby empowered to do by authorization the proper officer or officers of the Corporation or others to take any action on behalf of the Corporation necessary or proper in the

Reorganization Plan, the execution and delivery of any and all indentures. Voting Trust Agreements, documents, had other papers therein contemplated, and/or such other lots of things as to said Board of Directors may deem appropriate in connection with said Reorganization Plan.

Second: That the amount of the issued capital stock of the Chesapeake Paperboard Company is hereby reduced and reclassified from 15,621 shares, consisting of 5,277 shares of 7% Cumulative Preferred Stock of the par value of $100 per share, and 10,344 shares of Common Stock without par value, to 15,621 shares, consisting of 5,277 shares of 5% Non-cumulative Preferred Stock of the par value of $50 per share, and 10,344 shares of Common Stock without par value.

Third: That the Board of Directors of the Corporation, at a meeting duly called, convened and held on June 27, 1936, duly advised the amendments to the Charter of the Corporation and the reduction and reclassification of the issued stock of the Corporation hereinabove set forth by passing a resolution declaring that said amendments and reduction and reclassification are advisable, and calling a meeting of stockholders to take action thereon.

Fourth: That the meeting of the stockholders of the Corporation called by the Board of Directors of the Corporation as aforesaid and duly warned in the manner provided by law, was held at Baltimore, Maryland on July 20, 1936, and at said meeting the stockholders, by the affirmative vote of the holders of two-thirds of the shares of each class of stock outstanding and entitled to vote, duly adopted and authorized the amendments to the Charter of the Corporation and the reduction and reclassification of the issued capital stock of the Corporation hereinabove set forth.

Fifth: (a) That the total number and par value of the shares of the capital stock heretofore authorized were 15,500 shares, consisting of 5,000 shares of the Cumulative Preferred Stock of the par value of $100 per share, and 10,500 shares of Common Stock without par value.

(b) That the total number and par value of the shares of capital stock heretofore issued were 621 shares, consisting of 5,277 shares of 7% Cumulative Preferred Stock of the par value of $100 per share and 10,344 shares of Common Stock without par value that the total number and par value of the shares of stock now issued are 5,277 shares of 6% Non-cumulative Preferred Stock of the par value of $50 per share, and 10,344 shares of Common Stock without par value.

(c) That the total number and the par value of the shares of the authorized capital stock is decreased without regard to the increase also affected hereby are [ILLEGIBLE], consisting of [ILLEGIBLE] shares of [ILLEGIBLE] Non-cumulative Preferred stock of the [ILLEGIBLE].

[ILLEGIBLE]

(b) That the amount of [ILLEGIBLE] shares consisting of 5,277 shares of 7% Cumulative Preferred Stock of the par value of $100 per share and [ILLEGIBLE] shares of common stock without par value.

(c) That the amount of the reduction of the issued capital stock is $[ILLEGIBLE].

(d) That the amount of issued capital stock as reduced is 15.62 shares, consisting of 5, [ILLEGIBLE] shares of [ILLEGIBLE] non-cumulative Preferred Stock of the par value of 150 per share, and 10,144 shares of Common Stock without par value.

Seventh: (a) That the total number and par value of the shares of the capital stock heretofore authorized as hereinabove reduced and reclassified are such shares consisting of 6,000 shares of 6% Non-cumulative Preferred Stock of the par value of 350 per share, and 10,500 shares of Common Stock without par value.

(b) That the total number and par value of the shares of the authorized capital stock as increased, and the number and par value of the shares of each class, are set forth in Article First hereof.

(c) That the preferences voting powers, restrictions and qualifications of each class of the authorized capital stock as increased are set forth in Article First hereof.

IN WITNESS THEREOF, The Chesapeake Paperboard Company has caused these presents to be signed in his name and on its behalf by its President, and its corporate seal to be hereto attached and attested by its Secretary on July 23, 1936.

Attest:	THE CHESAPEAKE PAPERBOARD COMPANY

B. G. Mister	By	James E. Smith
Secretary		President

(Corporate Seal)

(STATE OF MARYLAND))
)	ss:
(CITY OF BALTIMORE))

I HEREBY CERTIFY that on the 23rd day of July 1936 before me, the subscriber a Notary Public of the State of Maryland, in and for the City of Baltimore, personally appeared James E. Smith, President of The Chesapeake Paperboard Company, a Maryland Corporation, and in the name and on behalf of the Corporation acknowledged the foregoing articles of Amendment and Reduction to be the corporate act of the Corporation; and at the same time personally appeared Ira Ulman and made oath in due form of law that he was Secretary of the meeting of stockholders of the Corporation at which the amendment of the Charter and the reduction and reclassification of the issued capital stock set forth in said Articles of Amendment and Reduction was authorized and adopted, and that the matters and facts set forth in the said Articles of Amendment and Reduction are true to the best of his knowledge, information and belief.

WITNESS my hand and Notarial Seal the Secretary and year first above written.

Ruth T. Whittington
Notary Public

ARTICLES OF AMENDMENT

THE CHESAPEAKE PAPERBOARD COMPANY

I.	The Chesapeake Paperboard Company, a Maryland corporation hereby certifies to the State Department of Assessment and Taxation of Maryland that:

The charter of the corporation is hereby amended as follows:

The name of the corporation is hereby amended to be:

CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND ILLEGIBLE

II.	This amendment of the charter of the corporation has been approved by the directors and shareholders

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act

Dated this 19th day of March, 2001

By	ILLEGIBLE	By	ILLEGIBLE
Name	ILLEGIBLE	Name	ILLEGIBLE
Title	Secretary	Title	President